Exhibit 99.1

Filed by NorthWest Indiana Bancorp pursuant to

Rule 425 under the Securities Act of 1933

Subject Company: NorthWest Indiana Bancorp

Commission File No. 000-26128

FOR IMMEDIATE RELEASE February 21, 2018	FOR FURTHER INFORMATION Contact Benjamin Bochnowski (219) 853-7575

NorthWest Indiana Bancorp and First Personal Financial Corp. Announce

Signing of Definitive Merger Agreement

Munster, Indiana and Orland Park, Illinois — NorthWest Indiana Bancorp (OTCBB: NWIN) (“NWIN”), the parent of Peoples Bank SB, and First Personal Financial Corp. (privately held, “First Personal”) announced today they have executed a definitive agreement whereby NWIN will acquire First Personal and its wholly-owned subsidiary, First Personal Bank, of Orland Park, Illinois, in a stock and cash transaction. A copy of the definitive agreement is available as Exhibit 2.1 to the Form 8-K filed by NWIN today with the Securities Exchange Commission (the “SEC”) at the SEC’s internet site (http://www.sec.gov).

Under the terms of the merger agreement, shareholders of First Personal will receive 0.1246 shares of NWIN’s common stock and $6.67 in cash for each issued and outstanding share of First Personal common stock, for total consideration that consists of 44% stock and 56% cash. Based on NWIN’s closing stock price of $42.80 as of February 20, 2018, the merger consideration has an aggregate value of approximately $15.60 million, which represents approximately 134% of tangible book value, and includes the impact of the conversion of all outstanding convertible capital instruments into common equity, which is expected to occur prior to closing.

First Personal is a bank holding company headquartered in Orland Park, Illinois with total assets of $147 million. First Personal Bank was established in 1999 and serves the Chicagoland metropolitan market with three full service locations.

“As we welcome First Personal’s customers and employees to Peoples Bank, we achieve a strategic goal of competing in the I-80 economic corridor stretching from Northwest Indiana across the state line into south suburban Chicagoland. This acquisition is a natural fit with strong benefits expected to accrue to our shareholders upon the close and integration of the merger,” said Benjamin J. Bochnowski, president and chief executive officer.

“First Personal was founded on similar values by its chief executive officer, Randy Schwartz, and these shared values are what make this merger a great fit. Randy was able to build a strong foundation, and together, our combined resources will be able to serve our customers better than ever before,” continued Bochnowski. “I’m happy to say that post-closing, Randy will become part of the Peoples team in order to support integration of the two organizations. Through the end of 2018, Randy will support systems and cultural integration, lead customer service and development, and help introduce Peoples Bank into the communities served by First Personal.”

“This combination will create a $1.1 billion asset bank that will bring tangible benefits to existing Peoples customers in this market while extending a broader array of commercial, home mortgage, and consumer loan products as well as traditional and modern electronic banking services to First Personal’s customers. We will also be able to offer trust and wealth management capabilities in this market that will complement our customers’ banking experience,” Bochnowski noted.

“The south suburban Chicagoland market is a natural extension of our home markets in Northwest Indiana, and a market where we already have a significant customer base. It shares the same cultural influences with Chicago while maintaining a unique community presence. Peoples Bank is excited to work with Randy Schwartz and the First Personal team to deliver the community banking mission that has sustained Peoples Bank for over 100 years, to help our customers and communities be more successful through our shared values of stability, integrity, community, and excellence,” Bochnowski said. “Our organization is committed to creating shared value for all of our stakeholders — shareholders, customers, employees, and the communities we serve.”

“First Personal Bank was founded on the principal of providing its customers with the best banking experience they’ve ever had,” said Randy Schwartz, chief executive officer. “We are excited to be joining with Peoples Bank so that we can continue giving that best banking experience to our existing customers, but now with an expanded product offering and more full service locations.”

NorthWest Indiana Bancorp expects the merger to be approximately $0.51 accretive to 2019 earnings per share, approximately 5.6% dilutive to tangible book value at closing, and expects the tangible book value earnback to be approximately 3.5 years using the cross-over method. At closing, both Peoples Bank and NWIN expect to remain above all “Well-Capitalized” capital ratios.

The merger is expected to be completed in the third quarter of 2018, subject to approval by bank regulatory authorities and the shareholders of First Personal, as well as the satisfaction of other customary closing conditions. Additionally, First Personal Bank will be merged with and into Peoples Bank, and the combined operations will be continued under the Peoples Bank name.

NorthWest Indiana Bancorp was advised by Stephens Inc. and Barnes & Thornburg LLP as legal counsel. First Personal was advised by, and received a fairness opinion from, Piper Jaffray & Co., and was advised by Barack Ferrazzano Kirschbaum & Nagelberg LLP as legal counsel.

About NorthWest Indiana Bancorp

NorthWest Indiana Bancorp’s common stock is traded on the OTC Bulletin Board under NWIN. The Bancorp’s subsidiary, Peoples Bank, has offices in Crown Point, Dyer, East Chicago, Gary, Hammond, Highland, Hobart, Merrillville, Munster, St. John, Schererville, Valparaiso, Whiting and Winfield Indiana. The Bank’s website, ibankpeoples.com, provides information on the Bank’s products, services and investor relations.

About First Personal Financial Corp.

First Personal Financial Corp. is a bank holding company headquartered in Orland Park, Illinois. First Personal’s bank subsidiary, First Personal Bank, has three branch offices in Chicago, Orland Park and Lemont, Illinois. Information about First Personal Bank’s products and services can be found on its website, www.firstpersonalbank.net.

Forward-Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of NWIN and First Personal. For these statements, each of NWIN and First Personal claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about NWIN and First Personal, including the information in the filings NWIN makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by First Personal’s shareholders; delay in closing the merger; difficulties and delays in integrating NWIN’s and First Personal’s businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of NWIN’s and First Personal’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Important Additional Information for Shareholders and Where to Find It

In connection with the proposed merger, NWIN will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of First Personal Financial Corp. and a Prospectus of NWIN (the “Proxy Statement/Prospectus”), as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents NWIN has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain copies of the documents NWIN has filed with the SEC, free of charge, from NWIN at www.ibankpeoples.com under the tab “Investor Relations – SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from NWIN upon written request to NorthWest Indiana Bancorp, Attn: Shareholder Services, 9204 Columbia Avenue, Munster, Indiana 46321, or by calling (219) 853-7080, and from First Personal upon written request to First Personal Financial Corp., Attn: Randall R. Schwartz, 14701 Ravinia Avenue, Orland Park, Illinois 60462, or by calling (708) 226-2727. The information available through NWIN’s website is not and shall not be deemed part of this press release or incorporated by reference into other filings NWIN makes with the SEC.

NWIN and First Personal and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Personal in connection with the proposed merger. Information about the directors and executive officers of NWIN is set forth in NWIN’s Annual Report on Form 10-K filed with the SEC on February 27, 2017, and in the proxy statement for NWIN’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 13, 2017. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

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